Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Summit Hotel Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

				Proposed	Maximum
		Fee Calculation		Maximum	Aggregate
	Security Class	or Carry	Amount	Offering Price	Offering		Amount of
Security Type	Title	Forward Rule	Registered	Per Unit	Price	Fee Rate	Registration Fee
Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	$200,000,000	0.0000927	$18,540
Total Offering Amounts					$200,000,000		$13,332
Total Fees Previously Paid							—
Total Fee Offsets							$13,332
Net Fee Due							$5,208

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-[•], except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

Unsold
Aggregate
								Security	Security	Unsold	Offering
								Type	Title	Securities	Amount
								Associated	Associated	Associated	Associated	Fee Paid
		Form or		Initial		Fee		with Fee	with Fee	with Fee	with Fee	with Fee
	Registrant or	Filing	File	Filing	Filing	Offset		Offset	Offset	Offset	Offset	Offset
	Filer Name	Type	Number	Date	Date	Claimed		Claimed	Claimed	Claimed	Claimed	Source

Rule 457(p)
Fee Offset Claims	Summit Hotel Properties, Inc.	S-3	333-231156	May 1, 2019	—	$13,332	(1)	Equity	Common Stock, $0.01 par value per share	—	$110,000,000	—

Fee Offset Sources	Summit Hotel Properties, Inc.	S-3	333-231156	—	May 1, 2019	—		—	—	—	—	$13,332

(1)	Summit Hotel Properties, Inc. (the “registrant”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $200,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates. Previously, the registrant filed a prospectus supplement, dated May 1, 2019 to a prospectus, dated May 1, 2019, constituting part of its Registration Statement on Form S-3 (File No. 333-231156) and paid a registration fee relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the “Common Stock”) with a proposed maximum aggregate offering price of $110,000,000 under its then current “at-the-market” program (the “2019 ATM Program”). The registrant sold no Common Stock under the 2019 ATM Program, with the result that Common Stock with an aggregate offering price of $110,000,000 remains available for sale under such program. The 2019 ATM Program is being terminated concurrently with the filing of this prospectus supplement. The registration fee paid in connection with the unsold shares under the 2019 ATM Program is being applied to the “at-the-market” program that is being established pursuant to the prospectus supplement to which this Exhibit 107 relates. Accordingly, the registrant is registering the offer and sale of Common Stock with an aggregate offering price of $90,000,000.